EXHIBIT  99

FSF Financial Corp.       Contact:  Donald A. Glas, Chief Executive Officer
Hutchinson, Minnesota               (612) 234-4500

                                    George B. Loban, President
                                    (612) 234-4500
                                    Richard H. Burgart, Chief Financial Officer
                                    (612) 234-4500

                                    For Immediate Release
                                    September 5, 1996

                          FSF FINANCIAL CORP. ANNOUNCES
                    Regulatory Approval for Stock Repurchase

         Hutchinson, Minnesota - September 5, 1996 -- (NASDAQ:FFHH) Donald A. Glas, Chief Executive Officer of FSF Financial Corp., Hutchinson, Minnesota, the holding company of First Federal fsb, announced today that it had received the necessary approvals from the Office of Thrift Supervision ("OTS") necessary to repurchase up to 5% of the Corporation's Common Stock subsequent to October 6, 1996, the company's two year anniversary as a public company. The Corporation may purchase up to 173,884 shares of Common Stock. It is anticipated that such shares of Common Stock will be purchased in open market transactions from time to time during the next twelve months.

       First Federal fsb is a federally-chartered stock savings bank headquartered in Hutchinson, Minnesota. The Bank has eleven offices located in Hutchinson (2), Hastings, Apple Valley, Buffalo, Glencoe, Inver Grove Heights, Litchfield, Waconia, Waite Park, and Winthrop, Minnesota. The deposits are federally-insured by the Federal Deposit Insurance Corporation. The Bank is a community-oriented, full service retail savings bank. The Corporation's common stock is traded in the over-the-counter market on the NASDAQ National Market System under the symbol "FFHH."